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                                                                    Exhibit 3.14

                                    RESTATED
                                    BY-LAWS
                                       OF
                        KALAMAZOO STAMPING & DIE COMPANY

                                   ARTICLE I

                                    OFFICES

     Section 1. Principal Office. The principal office of the Corporation shall be located in the City of Kalamazoo, County of Kalamazoo, State of Michigan.

     Section 2. Registered Office. The registered office of the Corporation may be the same as the principal office of the Corporation, but in any event must be located in the State of Michigan, and be the business office of the registered agent, as required by the Michigan Business Corporation Act.

     Section 3. Other Business Offices. The Corporation may have business offices at such other places, either within or without the State of Michigan, as the Board of Directors may designate, or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the Shareholders shall be held on the second Monday in the month of July, in each year, beginning with the year 1985, at the hour of ten o'clock a.m., for the election of a Board of Directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Michigan, such meeting shall be held on the next succeeding business day. The date of the annual meeting of the Shareholders shall in no event be changed within the thirty (30) days next preceding the date on which the annual meeting is to be held unless consented to in writing, or by resolution adopted at a meeting by all the Shareholders entitled to vote at the annual meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of Shareholders as soon thereafter as conveniently may be.

     Section 2. Special Meetings of Shareholders. Special meetings of the Shareholders, for any purpose or purposes, may be called by the President or Secretary or by the Board of Directors, and shall be called by the President or Secretary at the request of the holders of not less than fifty percent (50%) of all the outstanding shares of the Corporation entitled to vote at the meeting.
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     Section 3. Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Michigan, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice, signed by all Shareholders entitled to vote at a meeting, may designate any place, either within or without the State of Michigan, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Michigan.

     Section 4. Notice of Meetings of Shareholders.

                A. Annual Meetings. At least ten (10) days, but no more than sixty (60) days, prior to the date fixed by Section 1 of this Article for the holding of the annual meeting of Shareholders, written or printed notice stating the place, day and hour of the meeting shall be delivered, either personally or by mail, to each Shareholder of record entitled to vote at such meeting.

                B. Special Meetings. At least ten (10) days, but not more than sixty (60) days, prior to the date fixed for the holding of any special meeting of Shareholders, written notice of the time, place and purpose of such meeting shall be delivered, either personally or by mail, to each Shareholder of record entitled to vote at such meeting. No business not mentioned in the notice shall be transacted at such meeting.

                C. Mailing. Every notice shall be deemed duly served when the same has been deposited in the United States mail, with postage fully prepaid, addressed to the Shareholder at his, her or its address as it appears on the stock transfer books of the Corporation.

                D. Waiver. Attendance of a person at a meeting of Shareholders, in person or by proxy, shall constitute a waiver of such notice, except when attendance is for the express purpose of objecting to the transaction of any business, at the commencement of the meeting, because the meeting was not lawfully called or convened.

     Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or entitled to receive the allotment of rights or for the purpose of making necessary determinations in connection with the change or conversion or exchange of capital stock, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If the stock



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transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders, provided that such date shall in no case be more than sixty (60) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof. Nothing in this Section shall affect the right of a Shareholder and his transferee or transferor as between themselves.

     Section 6. Voting Lists. The officer or agent having charge of the stock ledger of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, within each series, with the address of and the number of shares held by each, (which list, for a period of ten (10) days prior to such meeting, shall be open at the place where said meeting is to be held and shall be subject to examination by any Shareholder entitled to vote at such meeting, and holding in the aggregate at least two percent (2%) of the outstanding capital stock of the Corporation at any time during usual business hours.) Such list shall (also) be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any registered Shareholder or his proxy who may be present. The original or duplicate stock ledger or a list shall be the only evidence as to who are Shareholders entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at any meeting of Shareholders.

     Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy; shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the share so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     Section 8. Proxies. At all meetings of Shareholders, a Shareholder may vote, by proxy, executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

     Section 9. Voting of Shares. Each outstanding share of capital stock of the Corporation shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders except as the Articles of Incorporation otherwise provide.


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     Section 10. Voting of Shares by Certain Holders.

                 A. Other Corporations. Shares standing in the name of another corporation may be voted by its President or by proxy appointed by him, or in the absence of the President and his proxy, by its Treasurer or by proxy appointed by him, or in the absence of the aforementioned persons, by its Secretary or by proxy appointed by him. The Board of Directors of such other corporation, by resolution, may appoint some other person to vote such shares.

                 B. Legal Representatives and Fiduciaries. Shares held by a Personal Representative, administrator, executor, guardian, custodian, conservator or trustee may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

                 C. Receivers. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to be contained in an appropriate order of the court by which such receiver was appointed.

                 D. Pledgor. A Shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said shares and vote thereon.

                 E. Treasury Stock and Subsidiaries. Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

                 F. Inspectors. If a Shareholder, present in person or by proxy at a meeting and entitled to vote at said meeting, requests the appointment of inspectors, the presiding officer at said meeting shall appoint one or more inspectors who shall determine the number of shares outstanding; and the voting power of each; the shares represented at the meeting; the existence of a quorum, the validity and effect of proxies; and said inspector or inspectors shall receive votes, ballots or consents; here and determine challenges and questions arising in connection with the right to vote; count and tabulate votes; ballots or consents; determine the result; and do such acts as are proper to conduct the election or vote with fairness to all Shareholders.

                 G. Minors. Shares held by a minor may be voted by such minor in person or by proxy, and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such Shareholder is a minor.

                 H. Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy, and no such vote shall be subject to disaffirmance or



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avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such Shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

                I. Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote filed with the Secretary of the Corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted, or (ii) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

     Section 11. Waiver of Notice by Shareholders. Whenever any notice is required to be given to any Shareholder of the Corporation under the provisions of these By-Laws or under the provisions of Articles of Incorporation or under any provision of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or by telegram, radiogram, or cablegram sent by them, whether before or after the holding of the meeting, shall be deemed equivalent to the giving of such notice.

     Section 12. Consent Without Meeting. Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the Shareholders entitled to vote and would constitute the minimum notes necessary to authorize such action at a meeting where all eligible shares had voted. Such consent shall have the same effect as a vote of such Shareholders and may be stated as such in any Articles or document filed with the State of Michigan. If authorized by the Articles of Incorporation, action may be taken without a meeting, without prior written notice and without a vote, if a written consent setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to Shareholders who have not consented in writing.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. General Powers. The business,property and affairs of the Corporation shall be managed by its Board of Directors.

     Section 2. Number. The number of Directors of the Corporation shall be not less than three (3) nor more than five (5) persons. The number of Directors may be increased or decreased from time to time by an amendment to


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these By-Laws. Any increase in the number of Directors shall be considered a vacancy to be filled by the remaining Directors until the next regular annual meeting of Shareholders or a special meeting duly called for that purpose and held prior thereto.

     Section 3. Tenure. Each Director shall hold office until the next annual meeting of Shareholders following his nomination in the Articles of Incorporation or his election, as the case may be, and until his successor shall have been duly elected and qualified, or until his prior death, resignation or removal.

     Section 4. Removal. At a special meeting of the Shareholders of this Corporation called for the purpose of removing any Director, such Director may be removed from office by a vote of a majority of all the shares of stock outstanding and entitled to vote. No more than one meeting of Shareholders of this Corporation shall be called for the purpose of removing any individual Director during the term for which he is elected. When any Director is removed, a new Director may be elected at the same meeting of the Shareholders for the unexpired term of such Director removed. If the Shareholders fail to elect a person to fill the unexpired term of the Director removed, such unexpired term shall be considered a vacancy on the Board of Directors to be filled by the remaining Directors.

     Section 5. Resignation. Any Director of the Corporation may resign at any time with the assent of a majority of the Board of Directors.

     Section 6. Qualifications. Directors need not be residents of the State of Michigan or Shareholders of the Corporation.

     Section 7. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as the initial meeting of incorporators and Shareholders, and each annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, within or without the State of Michigan, for the holding of additional regular meetings without other notice than such resolution.

     Section 8. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix the place, within or without the State of Michigan, for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Michigan.

     Section 9. Notice; Waiver. Notice of any special meeting shall be given at least three (3) days previously thereto by written notice, stating the time and place of the meeting, delivered personally, by telephone, or mailed or sent by telegram to each Director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting by written statement, telegram, radiogram or cablegram


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sent by him, signed before or after the holding of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 10. Participation by Communication Equipment. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation constitutes presence in person at the meeting.

     Section 11. Quorum. A majority of the members of the Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     Section 12. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 13. Vacancies. Any vacancy occurring in the Board of Directors may be filled by appointment made by the remaining Directors. A Director elected to fill a vacancy shall be a Director until his successor is elected by the Shareholders who may make such election at the next annual meeting of the Shareholders, or at any special meeting duly called for that purpose and held prior thereto.

     Section 14. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving a compensation therefor.

     Section 15. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless be shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 16. Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the members of the Board of Directors, may designate one or more committees, each committee to consist of one or more Directors elected by the Board of Directors, which, to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and


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affairs of the Corporation, except action in respect to dividends to
Shareholders, the fixing of compensation for or the filling of vacancies in the Board of Directors or committees created pursuant to this section, or amend the Articles of Incorporation or By-Laws. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon the request by the President or upon request by the Chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board may request.

     Section 17. Unanimous Consent Without Meeting. Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken by the Board of Directors or Committee thereof at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or members of the committee then in office.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Number. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be selected by the Board of Directors. The Board of Directors may select a Chairman of the Board and one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and may also appoint such other officers and agents as they may deem necessary for the transaction of the business of the Corporation.

     Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held immediately following each annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors without cause or whenever, in its judgment, the best interests of the Corporation would be served thereby, such removal shall be without limitation on the right, if any, of the person so removed to recover damages for breach of contract.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. Chairman of the Board. The Chairman of the Board of Directors shall be a Director of the Corporation. If elected, the Chairman of the Board, or failing his election, the President, shall preside at all

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meetings of the Shareholders and Directors at which he is present. He shall be ex officio a member of all standing committees and shall be Chairman of such committees as is determined by the Board of Directors. Except as otherwise expressly delegated by the Board of Directors or by these By-Laws to other officers or agents of the President of the Corporation, the Chairman of the Board may sign, swear to, execute, file, certify or acknowledge, in place of the President, any documents, instruments, agreements, Articles, statements, certificate, or reports, required or permitted to be signed, sworn to, executed, filed, certified, or acknowledged by the President. He shall have such other powers and duties as may from time to time be prescribed by the By-Laws or by resolutions of the Board of Directors.

     Section 6. President. The President shall be a Director of the Corporation. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 7. Vice President. The Vice President shall be a Director of the Corporation. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. When more than one Vice President has been selected by the Board of Directors only one Vice President shall be required to be a Director of the Corporation, but only a Vice President who is a Director may perform the duties of the President as provided in this By-Law.

     Section 8. Secretary. The Secretary shall: (a) keep the minutes of the Shareholders and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized; (d) keep a register of the post office address of each


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Shareholder, which shall be furnished to the Secretary by such Shareholder; (e)
have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 9. Treasurer. If required by the Board of Directors, the Treasurer and any Assistant Treasurer selected by the Board of Directors shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 10. Assistants and Acting Officers. The Assistant Secretaries and Assistant Treasurers, if any, selected by the Board of Directors, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. The Board of Directors shall have the power to appoint any person to perform the duties of an officer whenever for any reason it is impracticable for such officer to act personally. Such acting officer so appointed shall have the powers of and be subject to all the restrictions upon the officer to whose office he is so appointed, except as the Board of Directors may, by resolution, otherwise determine.

     Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

     Section 12. Filling More Than One Office. Any two offices of the Corporation except those of President and Vice President may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

     Section 13. Bonding. The Board of Directors may secure the fidelity of any office by Bond or otherwise.

                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS;
                             SPECIAL CORPORATE ACTS

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, to execute and deliver any instrument, or to acknowledge any instrument required by law to be acknowledged in the name of and on behalf of the Corporation. Such


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authority may be general or confined to specific instances, but the appointment of any person other than an officer to acknowledge an instrument required by law to be acknowledged should be made by instrument in writing. When the Board of Directors authorizes the execution of a contract or of any other instrument in the name of and on behalf of the Corporation, without specifying the executing officers, the President or Vice President, and the Secretary may execute the same and may affix the corporate seal thereto.

     Section 2. Loans. No loans shall be contracted on behalf of the Board of Directors. Such authority may be general or confined to specific instances. No loan or advance to or overdraft or withdrawal by an officer, Director or Shareholder of the Corporation, otherwise than in the ordinary and usual course of the business of the Corporation, and on the ordinary and usual terms of payment and security shall be made or permitted unless each such transaction shall be approved by a vote of two-thirds (2/3) of the members of the Board of Directors excluding any Director involved in such transaction, and a full and detailed statement of all such transactions and any payments shall be submitted at the next annual meeting of Shareholders, and the aggregate amount of such transactions, less any repayments, shall be stated in the next annual report to Shareholders.

     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

     Section 5. Voting of Securities Owned by This Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other Corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other Corporation by the President of this Corporation or by proxy appointed by him, or in the absence of the President and his proxy, by the Treasurer of this Corporation or by proxy appointed by him, or in the absence of the President and Treasurer, by the Secretary of this Corporation or by proxy appointed by him. Such proxy or consent in respect to any shares or other securities issued by any other Corporation and owned by this Corporation shall be executed in the name of this Corporation by the President, the Treasurer or the Secretary of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other Corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

     Section 6. Contracts Between Corporation and Related Persons. Any contract or other transaction between the Corporation and one or more of its

Directors, or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which he or they are interested, or between the Corporation and any Corporation or association of which one or more of its Directors are Shareholders, members, Directors, officers or employees, or in which he or they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors, and the Board of Directors, shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted as voting upon the matter or in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, or the President or Vice President and Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.

     Section 2. Facsimile Signatures and Seal. The seal of the Corporation on any certificates for shares may be a facsimile. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

     Section 3. Signatures by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer, whether because of death, resignation or otherwise, before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer as the date of its issue.

     Section 4. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and power of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

     Section 5. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

     Section 6. Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

     Section 7. Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No certificate shall be issued for any share until such share is fully paid.

     Section 8. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Michigan as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                                  ARTICLE VII

                                INDEMNIFICATION

     Section 1. The Corporation shall indemnify any employee, agent, Director or officer, or former employee, agent, Director or officer of the Corporation or any person who may have served at its request as an employee, agent, Director or officer of another Corporation in which it owns shares of capital stock, or of which it is a creditor, against reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of any civil, criminal or administrative action, suit or proceeding in which he is made a party or with which he is threatened by reason of being or having been or because of any act as such agent, employee, Director or officer, within the course of his activities, duties or employment, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties. The Corporation may also reimburse any agent, employee, Director of officer for the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the Directors not involved in the matter in controversy whether or not a quorum that it was to the interests of the Corporation that such settlement be made and that such Director or officer was not guilty of negligence or misconduct. The right of indemnification herein provided shall extend to the estate, executor, administrator, personal representative, Trustee, guardian and conservator of any deceased or former Director or officer or person who himself would have been entitled to indemnification. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such agent, employee, Director or officer may be entitled under any statute, agreement, vote of Shareholders, or otherwise. The Corporation shall have the power to purchase and maintain insurance on behalf of any person for whom indemnification is provided hereunder, and whether or not the Corporation could have power to indemnify such persons against any particular liability.

                                  ARTICLE VIII

                                   DIVIDENDS

     Section 1. Declaration of Dividends. The Board of Directors may, from time to time, declare dividends on its outstanding shares upon the following terms and conditions:

               A. Dividends may be declared from earned surplus upon shares of all classes, subject to restrictions, if any, contained in the Articles of Incorporation.

               B. Dividends may be declared from any surplus upon preferred shares only; provided that if such a dividend is declared and paid from any surplus other than earned surplus, the Shareholders receiving the dividend shall be advised by that fact at the time of payment to them, and the next annual statement of accounts to be given to the Shareholders shall indicate the surplus from which such dividend was paid.

               C. Stock dividends may be declared from appreciation of the value of the assets of the Corporation provided capital is not impaired.

               D. In determining what is earned surplus, the judgment of the Board of Directors shall be conclusive unless it shall be shown that the Directors acted in bad faith or were grossly negligent.

     Section 2. Payment of Dividends. The Corporation may pay dividends declared in cash, in property, in obligations of the Corporation or in shares of the capital stock.

     Section 3. Reserves. The Board of Directors may, by resolution, set apart, out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may, by resolution, abolish any such reserve.

                                   ARTICLE IX

                                      SEAL

     Section 1. The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal".

                                   ARTICLE X

                                   AMENDMENTS

     Section 1. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted either by the affirmative vote of the Shareholders representing a majority of all the shares issued and outstanding at any annual or special Shareholders meeting or by the affirmative vote of the majority of the Board of Directors at any regular or special meeting, if a notice setting forth the terms of the proposal has been given in accordance with the notice requirements for special meetings of Shareholders or for special meetings of Directors, whichever may be applicable. The Board of Directors may make and alter all By-Laws, except those By-Laws fixing their number, qualifications, classifications, or term of office; provided, that any By-Law amended, altered or repealed by the Director as provided herein may thereafter be amended, altered, or repealed by the Shareholders.

                                   ARTICLE XI

                                      LIEN

     Section 1. The Corporation shall have a security interest, subject to the provisions of the Michigan Uniform Commercial Code, in all stock to secure the payment of any indebtedness owing the Corporation by any Shareholder. The said Shareholder shall deliver this stock to the Corporation at the same time that the debt is incurred. The Corporation shall return the said shares when the indebtedness is discharged.

                                  ARTICLE XII

                                NEW SHAREHOLDERS

     Section 1. Every person becoming a Shareholder in this company shall be deemed to assent to these By-Laws. Said person shall deliver to the Secretary, the address to which he desires notices to be sent. All notices mailed to said address shall be deemed to have been properly served upon said new Shareholder. Any person who fails to so designate his address to the said Secretary, shall be deemed to have waived any and all notices.

                                  ARTICLE XIII

                                  FISCAL YEAR

     Section 1. The fiscal year of the Corporation shall begin on the 1st day of May in each year.

                                  ARTICLE XIV

                                 EFFECTIVE DATE


     Section 1. These Restated By-Laws were adopted as and for the By-Laws of Kalamazoo Stamping & Die Company, a Michigan Corporation, by written consent of all Shareholders and Directors on the 8th day of June, 1985.




                                             /s/ KEITH E. JOHNSON
                                             -----------------------------
                                             Keith E. Johnson, Secretary

                              MEMORANDUM OF ACTION
           TAKEN BY WRITTEN CONSENT OF ALL SHAREHOLDERS AND DIRECTORS
                      OF KALAMAZOO STAMPING & DIE COMPANY

--------------------------------------------------------------------------------

     Pursuant to the authority of the laws of the State of Michigan, including MCL 450.1525; MSA 21.200(525), the undersigned, being all of the Shareholders and Directors of Kalamazoo Stamping & Die Company, do hereby take and adopt the following action effective July 10, 1989 amending in part Article 3, Section 2 of the By-Laws of the Corporation, in writing.

     RESOLVED that the number of Directors shall be not less than three (3) nor more than nine (9).

Consent

     Each of the undersigned Shareholders and Directors of the Corporation, by his signature below, gives his consent to the above action and declares the same to be for all purposes the official and valid action of the Shareholders and Directors of Kalamazoo Stamping & Die Company.

Date: July 10, 1989
     ------------------

(Persons who are both Shareholders and Directors will sign in both capacities.)

Shareholders                       Directors
------------                       ---------


/s/ EDWARD S. VANDALSON            /s/ EDWARD S. VANDALSON
---------------------------        ---------------------------
Edward S. VanDalson                Edward S. VanDalson



/s/ WILLIAM S. VANDALSON           /s/ WILLIAM S. VANDALSON
---------------------------        ---------------------------
William S. VanDalson               William S. VanDalson



/s/ E. SCHUYLER VANDALSON          /s/ KEITH E. JOHNSON
---------------------------        ---------------------------
E. Schuyler VanDalson              Keith E. Johnson


                                   /s/ JOHN B. ENGELBREIT
                                   ---------------------------
                                   John B. Engelbreit


                                   /s/ ALFRED J. GEMGRICH
                                   ---------------------------
                                   Alfred J. Gemgrich

                             AMENDMENT TO BYLAWS OF
          KALAMAZOO STAMPING AND DIE COMPANY., A MICHIGAN CORPORATION, BY WRITTEN CONSENT IN LIEU OF A MEETING OF THE SHAREHOLDERS


     The undersigned, R. J. TOWER CORPORATION, a Michigan corporation ("R. J. Tower"), owner of all the issued and outstanding shares of capital stock of its subsidiary, Kalamazoo Stamping and Die Company, a Michigan corporation ("Corporation"), in lieu of a meeting of the shareholders of the Corporation, by this written consent, adopts the following resolution:

               RESOLVED, that Section 2 of Article III of the Bylaws of the Corporation is amended to provide for a minimum of two (2) directors by deleting the word "three (3)" and substituting in its place the word "two (2)."

               Signed and dated: July 19, 2000.


                                          R. J. TOWER CORPORATION

                                          By /s/ DUGALD K. CAMPBELL
                                             --------------------------------
                                             Dugald K. Campbell
                                             President and
                                             Chief Executive Officer